Exhibit 10.1

RADYNE CORPORATION

2007 STOCK INCENTIVE PLAN

EFFECTIVE DATE: May 30, 2007

APPROVED BY SHAREHOLDERS: May 30, 2007

TERMINATION DATE: May 29, 2017

ARTICLE 1. PURPOSE

1.1 GENERAL. The purpose of the Radyne Corporation 2007 Stock Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Radyne Corporation (the “Company”) by linking the personal interests of Participants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Company also intends that the Plan will provide it with the flexibility to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

EFFECTIVE AND EXPIRATION DATES

2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The Committee may nonetheless make contingent Awards before the Effective Date provided that the vesting, exercise, or payment of such Awards is expressly conditioned on shareholder approval and the Awards are void if shareholders do not approve the Plan.

2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3.

DEFINITIONS AND CONSTRUCTION.

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

(a) “Award” means any Option, Director Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Share Unit, Stock Grant, Restricted Stock Unit, or Performance-Based Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means any of the following:

(1) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

(3) the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company;

(4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than any current shareholder of the Company or affiliate thereof or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding Stock; or

(5) during any two-year period, individuals who at the beginning of such period do not constitute a majority of the Board at the end of that period, excluding any new director approved by a vote of at least two-thirds of the directors who were directors at the beginning of the period.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(h) “Director Option” means an Option granted to a Non-Employee Director under Section 12.

(i) “Disability” means a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s employer’s long-term disability plan, or if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant’s employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall mean permanent and total disability for purposes of Social Security.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date will be the closing price for the Stock as reported on the NASDAQ (or on any national securities exchange on which the Stock is then listed) for that date or, if no price is reported for that date, the closing price on the next preceding date for which such price was reported.

(l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) “Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company. For purposes of Section 4.1, a Non-Employee Director means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(n) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(o) “Option” means a right granted to a Participant under Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option. An Option granted under Article 12 of the Plan may only be a Non-Qualified Stock Option.

(p) “Participant” means a person who, as an employee, officer, or Non-Employee Director of, or consultant or advisor to, the Company or any Subsidiary, has been granted an Award under the Plan.

(q) “Performance-Based Awards” means the Restricted Stock Awards and other types of Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(r) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes, earnings before interest, taxes, depreciation, and amortization, pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(s) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual.

(t) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(u) “Performance Share” means a right granted to a Participant under Article 10, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain objectives or goals established by the Committee.

(v) “Performance Share Unit” means a right granted to a Participant under Article 10, to receive cash or Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(w) “Plan” means the Radyne Corporation 2007 Stock Incentive Plan, as amended from time to time.

(x) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(y) “Restricted Stock Unit” means a right granted to a Participant under Article 10, to receive cash or Stock, the payment of which is subject to certain restrictions and to risk of forfeiture.

(z) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.

(aa) “Stock Grant Award” means the grant of Stock to a Participant under Article 10.

(bb) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8 and the applicable Award Agreement.

(cc) “Subsidiary” means any corporation of which the Company beneficially owns (directly or indirectly) a majority of the outstanding voting stock or voting power.

ARTICLE 4.

ADMINISTRATION

4.1 COMMITTEE. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.

4.2 ACTION BY THE COMMITTEE. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority, and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that (i) the Committee will not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance-Based Awards, and (ii) the Committee will not have the authority to reprice previously granted Options;

(e) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify or terminate an Award without the Participant’s consent under any other provision of the Plan.

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5.

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan will be 1,000,000. Any shares of Stock issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the shares available for grant pursuant to the previous sentence as 1.5 shares for every one share issued in connection with such Awards. Any share of Stock issued in connection with the exercise of an Option or SAR shall be counted against the shares of Stock available for grant as one share.

5.2 LAPSED OR ASSUMED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, to the maximum extent permitted by applicable law or any securities exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. However, for avoidance of doubt, the exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance hereunder by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 CODE SECTION 162(m) LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant who is a Covered Employee during the Company’s fiscal year is 500,000.

ARTICLE 6.

ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY.

(a) GENERAL. Persons eligible to participate in this Plan include all employees, officers or Non-Employee Director of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee. Persons eligible to receive Director Option grants under Article 12 of the Plan include all Non-Employee Directors of the Company.

(b) FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.

Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the number of shares of Stock available under Section 5.1 of the Plan.

6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award; provided that the Committee does not have the authority to determine those Participants eligible to receive Director Options under Article 12. No individual will have any right to be granted an Award under this Plan.

ARTICLE 7.

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants (other than to Non-Employee Directors) on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option will not be less than the Fair Market Value as of the date of grant.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee may also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) LAPSE OF OPTION. An Option will lapse under the following circumstances:

(1) The Option will lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(2) Unless otherwise provided in the Award Agreement, the vested portion of the Option will lapse upon the earlier of (i) the Option’s expiration date or (ii) 90 days after a Participant’s termination of employment or service for any reason other than the Participant’s death or Disability. Upon a Participant’s termination of employment or service with the Company or any Subsidiary, the non-vested portion of the Option will lapse upon the date of such termination. To the extent that any portion of an Incentive Stock Option is exercised more than 90 days after the date the Participant ceases to be an employee of the Company for any reason (other than death or Disability), the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option; and

(3) Unless otherwise provided in the Award Agreement, if the Participant terminates employment or service on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the vested portion of the Option will lapse on the earlier of (i) the Option’s expiration date, or (ii) one year after the date the Participant terminates employment on account of Disability or death. Upon a Participant’s termination of employment or service with the Company or any Subsidiary, the non-vested portion of the Option will lapse upon the date of such termination. Upon the Participant’s Disability or death, any Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition or dies intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution. To the extent that any portion of an Incentive Stock Option is exercised more than 12 months after the date the Participant ceases to be an employee of the Company on account of Disability, the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option.

(d) PAYMENT. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock that has been held by the Participant for at least six months (through actual tender or by attestation), promissory note, or other property (including broker-assisted arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to a Participant.

(e) EVIDENCE OF GRANT. All Options will be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement will include such additional provisions as may be specified by the Committee.

7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options will be granted only to employees of the Company and any Subsidiary and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules.

(a) EXERCISE PRICE. The exercise price per share of Stock will be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. If for any reason Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(d) TEN PERCENT OWNERS. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on such terms and conditions as may be selected by the Committee. The Committee has the complete discretion to determine the number of SARs granted to each Participant. All Awards of SARs will be evidenced by an Award Agreement.

8.2 RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the grant price of the Stock Appreciation Right as determined by the Committee, which will not be less than the Fair Market Value of a share of Stock on the date of grant.

8.3 OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right will be determined by the Committee at the time of the grant of the Award and will be reflected in the Award Agreement. The Stock Appreciation Right will lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

8.4 DEATH OR DISABILITY. Unless provided otherwise in a Participant’s Award Agreement, a Stock Appreciation Right will be vested and exercisable if a Participant terminates employment on account of death or Disability.

ARTICLE 9.

RESTRICTED STOCK AWARDS

9.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock will be evidenced by a Restricted Stock Award Agreement.

9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

9.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period for any reason (other than death or Disability), Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

9.4 DEATH OR DISABILITY. Unless provided otherwise in a Participant’s Award Agreement, restrictions on Restricted Stock will lapse if a Participant terminates employment on account of death or Disability.

9.5 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee will determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10.

OTHER TYPES OF AWARDS

10.1 OTHER TYPES OF AWARDS IN GENERAL. The Committee also is authorized to grant the following types of Awards to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee and as may be set forth in the applicable Award Agreement:

(a) PERFORMANCE SHARE AWARDS. Performance Share Awards will grant the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

(b) PERFORMANCE SHARE UNIT AWARDS. Performance Share Unit Awards will grant the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. The Performance Share Units shall be settled in Stock or cash as specified in the Award Agreement.

(c) RESTRICTED STOCK UNIT AWARDS. Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock Units. The Restricted Stock Units shall be settled in Stock or cash as specified in the Award Agreement.

(d) STOCK GRANT AWARDS. Stock Grant Awards will grant the Participant the right to receive (or purchase at such price as determined by the Committee) shares of Stock free of any vesting restrictions. Any purchase price for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

10.2 COMPLIANCE WITH SECTION 409A. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Performance Share Awards, Performance Share Unit Awards and Restricted Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement and this Plan are intended to comply fully with and meet all of the requirements of Section 409A and the Award Agreement shall include such provisions as may be necessary to assure compliance with Section 409A. An Award subject to Section 409A also shall be administered in good faith compliance with the provisions of Section 409A as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A, any Award that is subject to Section 409A may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A or to exclude or exempt the Plan or any Award from the requirements of Section 409A.

ARTICLE 11.

PERFORMANCE-BASED AWARDS

11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Restricted Stock Awards under Article 9 and the other types of Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 will control over any contrary provision contained in Articles 9 or 10.

11.2 APPLICABILITY. This Article 11 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or other types of Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period will not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other period.

11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

11.4 PAYMENT OF PERFORMANCE-BASED AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

11.5 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 500,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award will be determined by multiplying 500,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

ARTICLE 12.

NON-EMPLOYEE DIRECTOR OPTION GRANTS

12.1 PERIODIC DIRECTOR OPTION GRANTS. The Board shall have the authority to grant Options to Non-Employee Directors. Options granted to Non-Employee Directors under this Section 12.1 will have terms and conditions consistent with the provisions of this Article 12 and such other terms and conditions consistent with the provisions in this Plan.

12.2 OPTION EXERCISE PRICE. The exercise price for Director Options will be the Fair Market Value as of the relevant date of grant.

12.3 PERIOD FOR EXERCISE. A Director Option granted under Section 12.1 will be exercisable in accordance with the Award Agreement and will be subject to such terms and conditions as set forth by the Committee.

12.4 TERMINATION OF DIRECTOR STATUS. If a Non-Employee Director ceases to be a director of the Company for any reason, any vested Director Option will expire on the earlier of (i) its expiration date, or (ii) 90 days after the date on which his or her status as a director terminated. Leave of absence approved by the Committee will not constitute termination of status as director. If a Non-Employee Director terminates service because of death, any Director Option may be exercised in whole or in part by the executor or administrator of the Non-Employee Director’s estate or by the person or persons entitled to the Director Option by will or by applicable laws of descent and distribution. If a Non-Employee Director ceases to be a director of the Company for any reason, any nonvested Director Option will expire on the date the Non-Employee Director ceases to be a director of the Company.

12.5 PAYMENT OF EXERCISE PRICE. The exercise price of a Director Option may be paid in cash, shares of Stock that have been held for at least six month (through actual tender or by attestation), or other property (including broker-assisted arrangements).

ARTICLE 13.

PROVISIONS APPLICABLE TO AWARDS

13.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2 TERM OF AWARD. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

13.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock that has been held by the Participant for at least six months, promissory note, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.4 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

13.5 BENEFICIARIES. Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50 percent of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.6 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

13.7 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 14.

CHANGES IN CAPITAL STRUCTURE

14.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) will be increased proportionately without any change in the aggregate purchase price therefore. If the Stock is changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock is exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

ARTICLE 15.

AMENDMENT, MODIFICATION AND TERMINATION

15.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that the Company must obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule in such a manner and to such a degree as required. In addition, except as otherwise provided in Article 14 related to changes in capital structure, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

15.2 AWARDS PREVIOUSLY GRANTED. Except as may otherwise be provided in the Plan, no termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant.

ARTICLE 16.

GENERAL PROVISIONS

16.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

16.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.3 WITHHOLDING. The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

16.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

16.8 EXPENSES. The expenses of administering the Plan will be paid by the Company and its Subsidiaries.

16.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.

16.10 FRACTIONAL SHARES. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

16.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

16.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended (the “1933 Act”), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 GOVERNING LAW. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware.